Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com
News Release

For Release: November 5, 2008	Contact:	Dale C. Davies
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS THIRD QUARTER RESULTS
HIGHLIGHTED BY STRONG TANK RAILCAR SHIPMENTS

     St. Charles, MO, November 5, 2008 – American Railcar Industries, Inc. (“ARI” or the “Company”) (NASDAQ: ARII) today reported its third quarter financial results.
     “We increased railcar shipments in the third quarter of 2008 reaching our second highest shipment level in our Company’s history. This was driven by increased tank and hopper railcar production compared with the second quarter of 2008. We have also increased railcar shipments on a year to date basis in 2008 compared to 2007. We continue to experience strong operational performance at most of our locations as a result of labor efficiencies and controlled overhead spending,” said James J. Unger, President and CEO of ARI. “Offsetting the strong railcar shipments and efficiencies were decreased selling prices in 2008 compared to 2007 for many of our hopper railcars due to market conditions.”
     For the three months ended September 30, 2008, revenues were $217.2 million and net earnings available to common shareholders were $7.4 million or $0.35 per diluted share. In comparison, for the three months ended September 30, 2007, the Company had revenues of $139.9 million and net earnings available to common shareholders of $4.9 million or $0.23 per diluted share. Earnings for the third quarter of 2008 included other income of $1.1 million, after-tax, or $0.05 per diluted share, which represents realized gains on sales of a portion of the Company’s investment in common stock of The Greenbrier Companies, Inc. (NYSE: GBX), offset by increased net interest expense of $1.1 million, after-tax, in 2008 compared to 2007.
     Revenues increased in the third quarter of 2008 compared to the same period in 2007, primarily due to the increase in the number of railcars sold and higher tank railcar selling prices, primarily as a result of the recovery of increased steel costs, partially offset by competitive pricing for hopper railcars. During the three months ended September 30, 2008, the Company shipped 2,116 railcars compared to 1,276 railcars in the same period of 2007.
     EBITDA was $20.3 million in the third quarter of 2008, a 60% increase compared to EBITDA of $12.7 million in the third quarter of 2007. The increases in EBITDA and net earnings available to common shareholders resulted primarily from an increase in volume, which was driven by higher tank railcar shipments from the added capacity at our Marmaduke railcar manufacturing plant, and additional railcars shipped under our ACF manufacturing agreement, and the impact, in the third quarter of 2007, of low hopper railcar shipments. A reconciliation of the Company’s quarterly net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     For the nine months ended September 30, 2008, revenues were $605.8 million and net earnings available to common shareholders were $23.8 million or $1.12 per diluted share. In comparison, for the nine months ended September 30, 2007, the Company had revenues of $536.2 million and net earnings available to common shareholders of $29.4 million or $1.38 per diluted share. Earnings for 2008 included increased net interest expense of $3.9 million, after-tax, partially offset by other income of $2.2 million, after-tax, or $0.10 per diluted share, which was related to realized gains and dividends received from our investment in The Greenbrier Companies, Inc. common stock and investments referencing that stock.
     Revenues increased in the nine months ended September 30, 2008, compared to the same period in 2007, primarily due to increased tank railcar shipments and higher selling prices of tank railcars, primarily as a result of the recovery of increased steel costs, partially offset by competitive pricing for hopper railcars. During the nine months ended September 30, 2008, the Company shipped 6,095 railcars compared to 5,465 railcars in the same period of 2007, a 12% increase over the same period of the prior year.
     EBITDA was $61.9 million in the nine months ended September 30, 2008, representing a 4% increase compared to EBITDA of $59.8 million in the nine months ended September 30, 2007. The increase in EBITDA resulted primarily from a volume increase for tank railcar shipments during 2008 compared to 2007. This increase was partially offset by the decrease in profits, primarily as a result of lower selling prices and lower margins that the Company has experienced on hopper railcars in 2008.

     Our backlog was 5,956 railcars as of September 30, 2008. We attribute the reduction in our backlog to market uncertainty, driven primarily by an unstable economy, high steel prices and a difficult credit environment. In response to this lower demand, we have slowed our production rates for hopper railcars in the fourth quarter.
     ARI will host a webcast and conference call on Thursday, November 6, 2008 at 10:00 am (Eastern Time) to discuss the Company’s third quarter 2008 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 866-770-7129 and use participant code 74486507. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars, as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
     This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward–looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding future production rates and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under some customer contracts that provide for pricing adjustments based on changes in the cost of certain raw materials and railcar components or the possibility that railcar delivery dates may be delayed, any of which may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions, including the recent financial turmoil and associated economic uncertainty; our reliance upon a small number of customers that represent a large percentage of our revenues; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; the risk of damage to our primary railcar manufacturing facilities or equipment; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the risks associated with our completion of capital expenditure projects; our dependence on key personnel; our ability to manage overhead and production slow downs; risks associated with potential acquisitions or joint ventures; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$283,582	$303,882
Short term investments — available-for-sale securities	7,284	—
Accounts receivable, net	47,604	33,523
Accounts receivable, due from affiliates	8,898	17,175
Inventories, net	120,864	93,475
Prepaid expenses	3,955	5,015
Deferred tax assets	2,154	1,610

Total current assets	474,341	454,680

Property, plant and equipment, net	199,058	175,166
Deferred debt issuance costs	3,407	3,977
Goodwill	7,169	7,169
Other assets	37	37
Investment in joint venture	12,961	13,355

Total assets	$696,973	$654,384

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$8
Accounts payable	68,899	47,903
Accounts payable, due to affiliates	5,680	2,867
Accrued expenses and taxes	6,176	5,729
Accrued compensation	11,153	10,379
Accrued interest expense	1,750	6,907
Accrued dividends	639	639

Total current liabilities	94,297	74,432

Senior unsecured notes	275,000	275,000
Deferred tax liability	6,400	5,690
Pension and post-retirement liabilities	6,276	6,572
Other liabilities	2,197	1,702

Total liabilities	384,170	363,396

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding	213	213
Additional paid-in capital	239,517	239,621
Retained earnings	73,098	51,314
Accumulated other comprehensive loss	(25)	(160)

Total stockholders’ equity	312,803	290,988

Total liabilities and stockholders’ equity	$696,973	$654,384

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	September 30,	September 30,
	2008	2007
Revenues:
Manufacturing operations (including revenues from affiliates of $47,689 and $47,634 for the three months ended September 30, 2008 and 2007, respectively)	$205,107	$127,376

Railcar services (including revenues from affiliates of $3,392 and $4,289 for the three months ended September 30, 2008 and 2007, respectively)	12,141	12,515

Total revenues	217,248	139,891

Cost of revenue:
Manufacturing operations	(187,771)	(113,251)
Railcar services	(9,874)	(10,668)

Total cost of revenue	(197,645)	(123,919)
Gross profit	19,603	15,972

Selling, administrative and other (including costs related to affiliates of $151 both for the three months ended September 30, 2008 and 2007)	(6,602)	(6,835)

Earnings from operations	13,001	9,137

Interest income	1,693	3,986
Interest expense	(5,018)	(5,517)
Other income	1,750	—
Earnings from joint venture	509	115

Earnings before income tax expense	11,935	7,721
Income tax expense	(4,488)	(2,861)

Net earnings available to common shareholders	$7,447	$4,860

Net earnings per common share — basic	$0.35	$0.23
Net earnings per common share — diluted	$0.35	$0.23
Weighted average common shares outstanding — basic	21,302	21,302
Weighted average common shares outstanding — diluted	21,302	21,392

Dividends declared per common share	$0.03	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2008	2007
Revenues:
Manufacturing operations (including revenues from affiliates of $136,134 and $93,558 for the nine months ended September 30, 2008 and 2007, respectively)	$566,754	$498,217

Railcar services (including revenues from affiliates of $11,617 and $12,622 for the nine months ended September 30, 2008 and 2007, respectively)	39,025	38,014

Total revenues	605,779	536,231

Cost of revenue:
Manufacturing operations	(511,813)	(435,389)
Railcar services	(31,459)	(31,198)

Total cost of revenue	(543,272)	(466,587)
Gross profit	62,507	69,644

Selling, administrative and other (including costs related to affiliates of $454 both for the nine months ended September 30, 2008 and 2007)	(19,596)	(20,884)

Earnings from operations	42,911	48,760

Interest income	5,955	10,046
Interest expense	(15,109)	(12,835)
Other income	3,486	—
Earnings from joint venture	909	731

Earnings before income tax expense	38,152	46,702
Income tax expense	(14,345)	(17,303)

Net earnings available to common shareholders	$23,807	$29,399

Net earnings per common share — basic	$1.12	$1.38
Net earnings per common share — diluted	$1.12	$1.38
Weighted average common shares outstanding — basic	21,302	21,265
Weighted average common shares outstanding — diluted	21,302	21,368

Dividends declared per common share	$0.09	$0.09

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2008	2007
Operating activities:
Net earnings	$23,807	$29,399
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation	14,614	10,266
Amortization of deferred costs	609	482
Loss on disposal of property, plant and equipment	242	233
Realized gain on sale of short term investments	(2,589)	—
Realized gain on sale of total return swaps	(630)	—
Dividends received from short term investments - available-for-sale securities	(267)	—
Stock based compensation	590	1,992
Income related to reversal of stock based compensation for stock options	(411)	—
Excess tax benefits from stock option exercises	—	(241)
Change in joint venture investment as a result of earnings	(909)	(731)
Provision (benefit) for deferred income taxes	14	(737)
Provision for losses on accounts receivable	156	84
Changes in operating assets and liabilities:
Accounts receivable, net	(14,237)	255
Accounts receivable, due from affiliate	8,277	(3,921)
Inventories, net	(35,031)	2,375
Prepaid expenses	1,060	1,924
Accounts payable	20,996	(14,416)
Accounts payable, due to affiliate	2,813	1,005
Accrued expenses and taxes	(4,061)	4,344
Other	(697)	(1,331)

Net cash provided by operating activities	14,346	30,982

Investing activities:
Purchases of property, plant and equipment	(31,155)	(36,495)
Purchases of short term investments — available-for-sale securities	(27,857)	(100,596)
Sales of short term investments — available-for-sale securities	23,631	100,596
Dividends received from short term investments- available-for-sale securities	267	—
Realized gain on sale of total return swaps	630	—
Repayment of note receivable from affiliate (Ohio Castings Company, LLC)	494	165
Investment in joint venture	(566)	(8,840)
Sale of investment in joint venture	1,875	—

Net cash used in investing activities	(32,681)	(45,170)
Continued

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2008	2007
Financing activities:
Common stock dividends	(1,917)	(1,912)
Proceeds from stock option exercises	—	1,985
Excess tax benefits from stock option exercises	—	241
Proceeds from issuance of senior unsecured notes, gross	—	275,000
Offering costs — senior unsecured notes issuance	—	(4,314)
Finance fees related to credit facility	(40)	(60)
Repayment of debt	(8)	(65)

Net cash provided by (used in) financing activities	(1,965)	270,875

Increase (decrease) in cash and cash equivalents	(20,300)	256,687
Cash and cash equivalents at beginning of period	303,882	40,922

Cash and cash equivalents at end of period	$283,582	$297,609

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net earnings	$7,447	$4,860	$23,807	$29,399
Income tax expense	4,488	2,861	14,345	17,303
Interest expense	5,018	5,517	15,109	12,835
Interest income	(1,693)	(3,986)	(5,955)	(10,046)
Depreciation	5,023	3,457	14,614	10,266

EBITDA	$20,283	$12,709	$61,920	$59,757

Expense related to share based compensation	100	332	9	1,297
Expense related to stock appreciation rights compensation [1]	95	348	170	695
Other income	(1,750)	—	(3,486)	—

Adjusted EBITDA	$18,728	$13,389	$58,613	$61,749

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before share based compensation expense related to stock options and stock appreciation rights (SARs), and before gains or losses on investments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. The charges related to our grants of stock options are non-cash charges that are excluded from our calculation of EBITDA under our unsecured senior notes. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. Management believes that eliminating the charges associated with our share based compensation and our investments allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price of our common stock and our investments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.